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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report:       October 9, 1995




                             HEALTHSOUTH Corporation
                   ------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




        Delaware                       1-10315                  63-0860407
      ---------------                 ---------                ------------
      (State or Other               (Commission              (I.R.S. Employer
Jurisdiction of Incorporation       File Number)            Identification No.)
     or Organization)



   Two Perimeter Park South
      Birmingham, Alabama                                  35243
 ----------------------------                          -------------
  (Address of Principal                                 (Zip Code)
   Executive Offices)



  Registrant's Telephone Number,                     (205) 967-7116
      Including Area Code:



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Item 5.           OTHER EVENTS

         On October 9, 1995, HEALTHSOUTH Corporation, a Delaware corporation (the "Company"), entered into a Plan and Agreement of Merger with Surgical Care Affiliates, Inc., a Delaware corporation ("SCA"), pursuant to which a wholly-owned subsidiary of the Company will be merged into SCA, with SCA to be the surviving corporation. Under the terms of the Plan and Agreement of Merger, SCA stockholders will be entitled to receive shares of Company Common Stock for each share of SCA Common Stock held by them. The estimated value of the transaction, which will be accounted for as a tax-free pooling of interests, is approximately $1,200,000,000. As a result of the Merger, the Company will acquire 67 existing surgery centers and an additional 10 surgery centers under development or construction. The consummation of the transaction is subject to the expiration or termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act, and to certain other regulatory approvals. Subject to such approvals, the transaction is expected to close in early 1996, or as soon as practicable after the receipt of such approvals.



Item 7.           FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  21. Form of press release issued by HEALTHSOUTH Corporation in connection with the above-described transaction.









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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:              October 20, 1995


                                     HEALTHSOUTH Corporation

                                     By         /s/ ANTHONY J. TANNER
                                        ----------------------------------------
                                                    Anthony J. Tanner
                                       Executive Vice President - Administration
                                                     and Secretary



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